Exhibit 21

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
African HHB Shipping Limited	Same	Bahamas

African Jacaranda Shipping Ltd.	Same	Liberia

African Joseph R Shipping Ltd.	Same	Liberia

African Juniper Shipping Ltd.	Same	Liberia

African Kalmia Shipping Limited	Same	Bahamas

African Lily Shipping Limited	Same	Bahamas

African Magnolia Shipping Limited	Same	Bahamas

African Ship Holdings Limited(1)	Same	Bahamas

Agencia Maritima del Istmo, S.R.L.	Same	Costa Rica

Agencias Generales Conaven, C.A.	Conaven	Venezuela

Agricare Limited	Same	Ghana

Almacenajes del Istmo, S.A.	Same	Panama

BB Kansas Holdings, Inc.	Same	Kansas

Beijing Seaboard Foods Co., Ltd.	Same	China

Beira Grain Terminal, S.A.	Same	Mozambique

Borisniak Corp.	Same	Panama

Cape Fear Railways, Inc.	Same	North Carolina

Caravel Holdings LLC	Same	Delaware

Cayman Freight Shipping Services, Ltd.	Same	Cayman Islands

Chestnut Hill Farms Honduras, S. de R.L. de C.V.	Same	Honduras

Compania Inversora de Salta, S.A.	Same	Argentina

CONEMY Holding Company, Ltd.	Same	Bermuda

Continental Manutention Côte d’Ivoire	CMCI	Ivory Coast

Corporacion Alto Valle, S.A.S.	ALVASA	Dominican Republic

Daily’s Holding Company, Inc.	Same	Delaware

Dalian Sino Fortune Trading Co., Ltd.	Same	China

Delta Packaging Company Limited	Same	Nigeria

Eurafrique S.A.M.	Same	Monaco

Flour Mills of Ghana Ltd.	Same	Ghana

Ghana Holdings Limited	Same	Bermuda

Goodson Bahamas Ltd. (f/k/a Seaboard Venture Limited)	Same	Bahamas

Guyana Rice Holdings Limited	Same	Bahamas

H & O Shipping Limited	Same	Liberia

High Plains Transport LLC	Same	Oklahoma

I.A.G. (Zambia) Limited	Same	Zambia

InterAfrica Grains (Proprietary) Ltd.	Same	Republic of South Africa

InterAfrica Grains Ltd.	Same	Bermuda

Inversiones Cuenca, Ltda. de C.V.	Same	El Salvador

Inversiones y Servicios Diversos, S.A.	INVERSA	Guatemala

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
Jacintoport International LLC	Same	Texas

JP LP, LLC	Same	Delaware

Les Grands Moulins d’Abidjan S.A.	Same	Ivory Coast

Les Grands Moulins de Dakar S.A.	Same	Senegal

Les Grands Moulins de Pointe-Noire	MINOCO	Republic of Congo

Life Flour Mill Limited	Same	Nigeria

Life Shipping Company Limited	Same	Nigeria

Maple Creek Farms, LLC	Same	Kansas

Merriam Financial Services, Ltd.	Same	Bermuda

Merriam International Finance, S.L.U.	Same	Spain

Mission Funding L.L.C.	Same	Delaware

Mission Insurance Corporation	Same	Oklahoma

Mobeira, SARL	Same	Mozambique

Molinos Champion Mochasa S.A.S.	Same	Ecuador

Mount Dora Farms de Honduras, S.R.L.	Same	Honduras

Mount Dora Farms Inc.	Same	Florida

National Milling Company of Guyana, Inc.	NAMILCO	Guyana

National Milling Corporation Limited	Same	Zambia

Paramount Holdings Ltd.	Same	Bermuda

Paramount Mills (Pty) Ltd.	Same	Republic of South Africa

Pativoire S.A.	Same	Ivory Coast

Prize Milling (PTY) Ltd.	Same	Republic of South Africa

PS International, LLC	Same	Delaware

PSI Canada Holdings, LLC	Same	Delaware

PSI Global Exports, Inc.	Same	Delaware

Refined Coal Holdings LLC	Same	Kansas

Refined Coal Holdings 2 LLC	Same	Kansas

Representaciones Maritimas y Aereas S.A.	REMARSA	Guatemala

S.B.D. LLC	Same	Delaware

SB Cayman Holdings Ltd.	Same	Cayman Islands

SB Power Solutions Inc.	Same	Delaware

SBD Power Holdings Ltd.	Same	Cayman Islands

Sea – Hawk, Inc.	Same	Kansas

Sea Cargo, S.A.	Same	Panama

Seaboard Atlantic Ltd.	Same	Bahamas

Seaboard Botswana Holdings Limited	Same	Bahamas

Seaboard Brazil Holdings Ltd.	Same	Bermuda

Seaboard Bulk Services, Ltd.	Same	Bermuda

Seaboard Colombia, Ltd.	Same	Bermuda

Seaboard de Colombia, S.A.S.	Same	Colombia

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
Seaboard de Nicaragua, S.A.	Same	Nicaragua

Seaboard Energias Renovables y Alimentos S.R.L.	Same	Argentina

Seaboard Energy California, LLC	Same	Delaware

Seaboard Energy Kansas, LLC	Same	Kansas

Seaboard Energy Marketing, Inc.	Same	Oklahoma

Seaboard Energy Missouri, LLC	Same	Missouri

Seaboard Energy Oklahoma, LLC	Same	Oklahoma

Seaboard Energy, LLC	Same	Delaware

Seaboard Explorer Ltd.	Same	Bahamas

Seaboard Foods Japan G.K.	Same	Japan

Seaboard Foods LLC	Same	Oklahoma

Seaboard Foods Holdings, LLC	Same	Delaware

Seaboard Foods of Iowa, LLC	Same	Delaware

Seaboard Foods of Missouri, Inc.	Same	Missouri

Seaboard Foods RNG, LLC	Same	Delaware

Seaboard Foods Services Inc.	Same	Kansas

Seaboard Freight & Shipping Jamaica Limited	Same	Jamaica

Seaboard GPN Ltd.	Same	Bermuda

Seaboard Grain of Iowa, LLC	Same	Iowa

Seaboard Guyana Ltd.	Same	St. Lucia

Seaboard Holdings Ltd.	Same	Bermuda

Seaboard Holdings Ltd.	Same	British Virgin Islands

Seaboard Honduras S. de R.L. de C.V.	Same	Honduras

Seaboard International Holdings Ltd.	Same	Bermuda

Seaboard Kansas Holdings, Inc.	Same	Kansas

Seaboard Latin America Holdings, Ltd.	Same	Bermuda

Seaboard Logistics, LLC	Same	Kansas

Seaboard Marine (Trinidad) Limited	Same	Trinidad

Seaboard Marine Bahamas, Ltd.	Same	Bahamas

Seaboard Marine Ltd.	Same	Bahamas

Seaboard Marine of Florida, Inc.	Same	Florida

Seaboard Marine of Haiti S.A.	Same	Haiti

Seaboard MOZ Limited	Same	Bermuda

Seaboard Overseas (Kenya) Limited	Same	Kenya

Seaboard Overseas Colombia S.A.S.	Same	Colombia

Seaboard Overseas Dominican Republic S.A.S.	Same	Dominican Republic

Seaboard Overseas Limited	Same	Isle of Man

Seaboard Overseas Limited China Co	Same	China

Seaboard Overseas Management Company, Ltd.	Same	Bermuda

Seaboard Overseas Peru S.A.	Same	Peru

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
Seaboard Overseas Senegal SA	Same	Senegal

Seaboard Overseas Trading and Shipping (Proprietary) Limited	Same	Republic of South Africa

Seaboard Patriot Ltd.	Same	Bahamas

Seaboard Pioneer Ltd.	Same	Bahamas

Seaboard Power Management Inc.	Same	Florida

Seaboard Pride Ltd.	Same	Bahamas

Seaboard Saturn Ltd.	Same	Bahamas

Seaboard Sky Ltd.	Same	Bahamas

Seaboard Solutions de Honduras S.R.L.	Same	Honduras

Seaboard Solutions, Inc.	Same	Delaware

Seaboard Solutions of Haiti S.A.	Same	Haiti

Seaboard Sun Ltd.	Same	Bahamas

Seaboard Support Services Limited	Same	Isle of Man

Seaboard Transport Canada, Inc.	Same	Delaware

Seaboard Transport LLC	Same	Oklahoma

Seaboard Uruguay Holdings Limited	Same	Bahamas

Seaboard Verde Ltd.	Same	Bahamas

Seaboard Victory Ltd.	Same	Bahamas

Seaboard Victory Ltd.	Same	Cayman Islands

Seaboard Voyager Ltd.	Same	Bahamas

Seaboard Voyager Ltd.	Same	Bermuda

Seaboard Zambia Ltd.	Same	Bermuda

Seaboard Zambia Milling Holdings Ltd.	Same	Bahamas

SEADOM, S.A.S.	Same	Dominican Republic

SeaFin Holdings Limited	Same	Bermuda

SeaMaritima, S.A. de C.V.	Same	Mexico

SeaRice Caribbean Inc.	Same	Guyana

SeaRice Limited	Same	Bermuda

Secuador Limited	Same	Bermuda

SEEPC (Nigeria) Limited	Same	Nigeria

Sermarin Servicios Maritimos Intermodales, C.A.	Same	Venezuela

Shawnee Funding, Limited Partnership	Same	Delaware

Shawnee GP LLC	Same	Delaware

Shawnee Leasing LLC	Same	Oklahoma

Shawnee LP LLC	Same	Delaware

Shilton Limited	Same	Cayman Islands

Showlands Investments (Pty) Ltd.	Same	Republic of South Africa

Societe Mediterraneenne de Transports, S.A.M.	SOMETRA	Monaco

SSI Ocean Services, Inc.	Same	Florida

STI Holdings Inc.	Same	Oklahoma

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
Sunglo Limited	Same	Bermuda

TFL Life Foods Limited	Same	Nigeria

Transcontinental Capital Corp. (Bermuda) Ltd.	TCCB	Bermuda

United African Grain (IOM) Limited	Same	Isle of Man

United African Grain Limited	Same	Zambia

United African Grain Ltd.	Same	Bermuda

Vinprom Carib Holdings Limited	Same	St. Lucia

Vinprom Holdings, LLC	Same	Delaware

Zenith Investment Limited	Same	Nigeria

1 Owns foreign ship holding company subsidiaries